UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2010

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Poydras Street, Suite 1900 New Orleans, Louisiana	70130
(Address of principal executive offices)	(Zip Code)

(504) 568-1010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

Tidewater Inc. (the “Company”) held its 2010 annual meeting of stockholders on July 22, 2010 in New Orleans, Louisiana. At the annual meeting, the Company’s stockholders (1) elected each of the twelve persons listed below to serve as a director of the Company for a term that will continue until the next annual meeting of stockholders and (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2011.

As of May 28, 2010, the record date for the meeting, the Company had 51,859,266 shares of common stock outstanding. Of that number, 46,348,983 full shares were represented in person or by proxy at the annual meeting.

The Company’s independent inspector of elections reported the vote with respect to full shares of our common stock as follows:

Proposal 1: Election of Twelve Directors

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
M. Jay Allison	41,895,369	564,546	3,889,068
James C. Day	41,781,308	678,607	3,889,068
Richard T. du Moulin	41,842,739	617,176	3,889,068
Morris E. Foster	41,892,148	567,767	3,889,068
J. Wayne Leonard	41,954,892	505,022	3,889,068
Jon C. Madonna	41,552,118	907,797	3,889,068
Joseph H. Netherland	41,846,115	613,799	3,889,068
Richard A. Pattarozzi	41,773,596	686,318	3,889,068
Nicholas J. Sutton	41,778,145	681,770	3,889,068
Cindy B. Taylor	41,564,359	895,556	3,889,068
Dean E. Taylor	40,584,609	1,875,306	3,889,068
Jack E. Thompson	41,848,968	610,947	3,889,068

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions
46,163,025	161,941	24,016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.
July 27, 2010
/s/ Bruce D. Lundstrom
Bruce D. Lundstrom Executive Vice President, Secretary and General Counsel